UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

GREEN ENERGY LIVE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada		33-1155965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1740 44th Street, Suite 5-230 Wyoming, MI	49519-6443
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(866)460-7336

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement

On September 1, 2009, Green Energy Live, Inc. (the “Company”) and Dutchess Equity Fund, LP (“Dutchess” or the “Investor”) entered into a investment agreement (the “Investment Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) and collectively (the “Agreements”).

Pursuant to the Agreements, Dutchess has agreed to purchase up to $20,000,000 to purchase the Company’s stock for a period of 36 months.  The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) up to 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice.

We are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 17,921,147 shares of the common stock underlying the Investment Agreement within 21 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs.

ITEM 3.02    UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01.    Financial Statements and Exhibits.

 (d)       Exhibits

  10.1 Investment Agreement
  10.2 Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY LIVE, INC.

Date: September 16, 2009	By:	/s/ Karen E. Clark
Karen E. Clark
Chief Executive Officer